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NYSE Euronext

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Excerpts from interview with Duncan Niederauer, NYSE Euronext chief executive officer, on CNBC. (April 20, 2011)

CNBC: Moments ago on the campus of Southern Methodist, the ringing of the Stock Exchange’s closing bell took place.  It was the culmination of a day in which NYSE Euronext CEO, Duncan Niederauer, led a roundtable discussion on the importance of capital market competitiveness in the future, and their role in creating jobs.  Joining us now in a CNBC exclusive on that discussion, among others, is Duncan Niederauer, along with Albert Niemi, who is Dean of the Cox School of Business at Southern Methodist University, and Marty Flanagan, CEO and President of Invesco.

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CNBC: Duncan, let me move over to you because yesterday the CEO of ICE said that a combination of NYSE and ICE and Nasdaq OMX would make U.S. capital markets stronger against foreign competitors and thus create jobs.  Does he have a valid point?

DN: I actually don’t think so, Maria.  I think the facts are pretty clear.  It’s a nice sentiment, but we’ve had two quarters in a row where NYSE Euronext has been number one globally in terms of IPO issuance.  And the fact that we’re able to be number one two quarters in a row in spite of the fact that most of the new issuance is likely to come from the emerging part of the world, tells you that the U.S. is competing just fine right now.  I don’t expect to stay number one this year because I think there’s still several hundred companies that are going to come public in Asia, particularly in China, and we’ll get our fair share of those here in the U.S.  But I think the facts are speaking for themselves.  So we’re pretty proud of where we stand in terms of the global IPO calendar right now.

CNBC: So, Duncan, at first glance, and you’ve got shareholders watching obviously, but based on the numbers only, right, you look at just the numbers, Nasdaq, ICE looks like a better deal for shareholders over Deutsche Börse.  It’s an 18% premium over the Deutsche bid.  Is it better for shareholders, Duncan?

DN: It’s not an apple and an apple,  right?  We’re trying to explain to people that it’s today’s prices versus tomorrow’s value creation opportunity.  And I think it’s been clear to me having met with all of our shareholders the last couple of weeks, and watching how the markets behave, and particularly how it’s treating our stock, it’s clear to me that I’ve got work to do, particularly at the upcoming shareholders meeting.  So to start talking more clearly about the value creation opportunity that the merger with Deutsche Börse we already have agreed to, is really going to be able to create for shareholders and it starts next Thursday.  We’ve been meeting with a lot of shareholders one-on-one.  But I think that’s really the opportunity to tell that story.

CNBC: Yes.  I know you have, and a lot of people want to hear what you have to say about that; to get more clarity on this.  I was talking to the head of another exchange earlier today, and he said look, since NYSE is a minority partner, at the end of the day when you look at all these combinations, wouldn’t it be better for shareholders to sell-off the pieces of the New York Stock Exchange?  Doesn’t that create a greater value?  What do you think about that?

DN: Yeah, it depends.  I mean our strategy, Maria, has been that the way forward is to be diversified across asset classes, geographies and services.  And some of these other proposals would say no, that’s not the future.  Let’s just have all pure play exchanges again, and like we had a few years ago, you’re either in the equities business, you’re in the derivatives business, or you’re not.  And we think being in the businesses at the front end of the transaction cycle to the back end.  So pre-trade, to trade, to post-trade, we think that’s the future.  And given that what we’ve just talked about and your other questions, where the growth opportunities are coming from, I’m hard pressed to think that breaking up the company and doubling down in these various arenas makes a lot of sense.  And it seems to me entirely inconsistent with all the trends we’re seeing everywhere else.

CNBC: We’re looking at a graphic right now of all the top exchanges in the world.  Duncan, how many hubs can you have, right?  I mean people are wondering.  Hong Kong, CME Group, Deutsche, Bovespa, NYSE Euronext.  What about cost savings?  You know, Nasdaq came out yesterday reaffirming the bid, agreeing to pay a $350 million breakup fee if regulators scratch the deal, but also talked about a $3.8 billion financing commitment from banks, including Bank of America.  So when you look at both deals, where are the cost savings greater?

DN: Well, I think they’re ... I can’t say because I don’t know where they’re coming up with the cost savings in their proposal.  But I think we’re pretty confident that our cost savings estimates were conservative.  The teams are working actually today and yesterday in Frankfurt, so they’ll come back to us this week as they sharpen the pencils a little bit more.  We told all the shareholders, look, we could have spent four more months trying to come up with different numbers or higher numbers.  But I thought that wasn’t worth the risk at the time.  We chose to announce the deal and then go to work after that.  So we’re working on it right now, and I’ll have a lot more to say about it at the shareholder meeting next week.

CNBC: As far as the shareholder base, Duncan, how much of it is former seat holders?  I remember it was a majority when the exchange first went public ... a majority of the shareholders were people who owned seats here.  Is that still the case, or no?

DN: Not really the case any more.  Remember, I’ve got two other guys who would love to answer your questions.

CNBC: I know.  I know that.

DN: And it’s about to rain here, as well.  But I think the shareholder base has actually changed quite a bit; for both companies it’s largely institutional, us and DB.  We’re both in indices.  So, for example, no surprise, three of our top five holders are index funds.  And the other top ten are all pretty traditional institutions.  So it’s changed over a lot from when the exchange first did the IPO in ’06.

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CNBC: Duncan, in so many deals that we talk about or even deals that should have gotten done and didn’t get done, investors and Wall Street always say well, it was about ego.  One guy did not want to give up the CEO role.  The other guy wanted the CEO role.  Those two hate each other.  And we all know that you and Bob Greifeld are not exactly buddies.  So how much of this is about a contentious competition, a relationship with Greifeld?  Is that part of the rejection event of Nasdaq/ICE?

DN: Yeah, you’d have to ask them because they’re the ones that approached us in an unsolicited and hostile way, right?  I mean we had an agreed-upon merger with a CEO who I’m actually pretty friendly with.  Reto and I have known each other for a long time.  I do think that mergers do succeed or fail largely based on the ability of the two leaders of the company to have a similar vision, see eye-to-eye, have it all make sense.  And frankly, in most cases that’s not the case.  But we didn’t make a strategic decision based on personal feelings, Maria.  That never entered the equation.

CNBC: So what about the prestige issue?  A lot of people talk about Deutsche Bank is taking over the big board.  The Europeans gobbling up a prized U.S. asset.  What do you want to say to shareholders about that?

DN: Well, first of all, if Deutsche Bank is taking us over, Maria, I missed another email today.  I hope we’re ...  First of all, I hope it’s a merger.  Secondly, I hope it’s with Deutsche Börse, or else I made a really big mistake.  But you know, I think from the beginning we’ve said this is a merger, obviously as you pointed out on that chart you may have just shown, there’s four or five exchanges in other parts of the world that have bigger market caps than we do as a public company.  So we had a couple of choices.  If we wanted to play offense, we could have waited to get a little bit bigger, and then done a 50/50 deal with the Germans, who we thought were the best partner.  And that to me seemed kind of silly.  I’m going to assume people are smart enough to understand that there’s not that much difference between 60/40 and 50/50.  It isn’t a sale.  You can tell by the balance management team, balance governance, and where the footprint’s going to be, we’re already a global company, we’re just going to be a bigger global company that I think is going to be more of a force in the markets and much more diversified.

CNBC: Well it’s a good point.  Because you are already a global company.  And that’s the point.  And that was the point when Euronext got together with NYSE.  You know what nobody’s answering though?  Why are you selling?  Why are you merging, Duncan?  I mean just talk to us about the business line.  Is equities dead in the water here?  Has it completely lost its margin?  Is that the issue?

DN: Yeah, our view, Maria, is two-fold to that question.  One, you’re right, we’re already an international company.  We have an international management team and an international board already.  This isn’t new news for us.  We’ve already done this.  We’re comfortable with it.  We think it makes a lot of sense.  Secondly, it goes back to the point you made earlier, right?  We talked about Coca Cola.  We talked about GM.  We talked about P&G.  We talked about TI.  And those companies, we’re just doing what those companies are doing.  If we’re going to service those companies who are all trying to expand their business globally, it seems to me we better be in a lot of those jurisdictions too.  And lastly, your point about the U.S. is a good one.  It’s the most iconic part of our business.  It’s also the most competitive part of our business.  Whether that’s on listings, on trading, on the provision of other services.  And a lot of opportunities are outside of the U.S.  I think you’ve already seen a lot of consolidation in the U.S.  And our view was we’re not selling the company.  We love our stand-alone situation.  We’re going to report our first quarter earnings next week or the week after.  You’ll see how we’re doing.  We’re proud of what we’ve accomplished.  Let’s use that as an opportunity to play offense and make the company even more diversified and more global across products, services and geographies.  That’s the goal.  Pretty simple.

CNBC: Alright.  We’ll leave it there.  Thanks for your candor on that Duncan.  Albert, Martin, good to have you on the program.

Safe Harbour Statement

NYSE Euronext is party to a proposed business combination transaction with Deutsche Boerse AG. In connection with the proposed business combination transaction, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a draft proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) a draft offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. When finalized, NYSE Euronext will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Boerse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Boerse AG.  NYSE Euronext and Deutsche Boerse AG also expect that Holding will file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”).

Investors and security holders are urged to read the proxy statement/prospectus and the offer document regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com and Deutsche Boerse AG’s Web site at www.deutsche-boerse.com. The offer document will be made available at Holding’s Web site at www.global-exchange-operator.com following clearance by the BaFin.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC.  Holding reserves the right to deviate in the final terms of the public offer from the basic information described herein.  Investors and holders of NYSE Euronext shares and Deutsche Boerse AG shares are strongly encouraged to read the offer document and all documents in connection with the public offer as soon as they are published, since they will contain important information.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Alpha Beta Netherlands Holding N.V. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

PARTICIPANTS IN THE SOLICITATION

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of   NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.